UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 10, 2011

China Complant Group Inc

(Exact Name of Small Business Issuer in its Charter)

Nevada	3569	27-4052171
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

Room 51,_Floor 12 of Building B, FuTian Oriental Plaza, HangHai East Road, ZhenZhou, Henan, 450000, China

Tel: 86-371-6911-2138

(Address and Telephone Number of Registrant's Executive Office)

Agents And Corporations, Inc.

Suite 600, One Commence Center, 1201 Orange Street, P.O. Box 511, Wilmington, DE 19899-0511

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

FANGXING HOLDING INC

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________________________

Item 8.01 Other Events

On August 9, 2011, the Board of Directors of our company made decision: to purchase 25,000,000 shares of common stock of China Complant Group Holding Inc., on par value $0.0001 per share for aggregate price of $2,500.00.

The share offering of China Complant Group Holding Inc to China Complant Group Inc is relative to the two companies’ close relations of the sole control interests of JianXun Si, not involving any public stock offering such as public solicits including advertisement, and was exempted from the registration requirement due to Section 4(2) of the Securities Act of 1933, as amended.

These purchased shares will distribute to the shareholders of our company on one to one basis that is every outstanding share of China Complant Group Inc will get one share distribution of China Complant Group Holding Inc as a special dividend, or gift from the Company.

The record day of the shareholders of our company for the distribution is August 10, 2011.

China Complant Group Holding Inc., registered in Nevada on July 31, 2011, owned by JianXun Si. Before the purchase, there is no share outstanding of China Complant Group Holding Inc.

Item 9.01 Financial Statement and Exhibits.

none

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 14, 2011	China Complant Group Inc. (Registrant)

/s/ JianXun Si _______

JianXun Si, Chairman